Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 1 to Form S-3 on Form SB-2 of our report dated May 4, 2004 relating to the consolidated financial statements of Mediscience Technology Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Parente Randolph, LLC

Philadelphia, Pennsylvania
December 21, 2004